SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2018 (May 10, 2018)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company's annual stockholder meeting on May 10, 2018, stockholders elected the directors of the Company named below to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.  Stockholders also ratified the selection of BDO USA LLP as the Company's independent registered certified accountants to audit the Company's financial statements as of and for the year ending December 31, 2018, and approved, on an advisory basis, the compensation paid to the Company's named executive officers.  A tabulation of the matters voted on at this annual stockholder meeting is set forth below.

Proposal #1:– Election of Directors	Kathy L. Davis	Gail S. Page	John Potthoff	John J. Sperzel III
For	7,071,780	7,487,306	7,605,615	7,152,219
Withheld/Against	566,611	151,085	32,776	486,172
Broker non-votes	5,135,858	5,135,858	5,135,858	5,135,858

	Proposal #2	Proposal #3	Proposal #4	Proposal #5
	Ratifying BDO USA LLP as the Company's Independent Auditors for the year ending December 31, 2018	Approve Compensation paid to the Company's Named Executive Officers	Vote to Adjourn or Postpone the Meeting	Vote on Other Business
For	12,760,979	7,040,831	12,078,316	3,994,554
Withheld/Against	11,334	589,484	683,866	1,600,931
Abstain	1,936	8,076	12,067	215,803
Broker non-votes	---	5,135,858	---	6,962,961

ITEM 7.01.	REGULATION FD DISCLOSURE.

On May 16, 2018, the Company issued a press release entitled “Chembio Diagnostics Names John Potthoff, Ph.D. to its Board of Directors”.  A copy of the press release is provided herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.
99.1	Press Release dated May 16, 2018, entitled “Chembio Diagnostics Names John Potthoff, Ph.D. to its Board of Directors”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 16, 2018	Chembio Diagnostics, Inc.

	By:	/s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press Release dated May 16, 2018, entitled “Chembio Diagnostics Names John Potthoff, Ph.D. to its Board of Directors”.